Exhibit 15.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of TCTM Kids IT Education Inc. on Form S-8 (No.333-204494, No.333-197226, No. 333-228771 and No.333-270547) of our report dated April 19, 2024, with respect to our audits of the consolidated financial statements of TCTM Kids IT Education Inc. as of December 31, 2022 and 2023 and for the years ended December 31, 2021, 2022 and 2023 and our report dated April 19, 2024 with respect to our audit of internal control over financial reporting of TCTM Kids IT Education Inc. as of December 31, 2023, which reports are included in this Annual Report on Form 20-F of TCTM Kids IT Education Inc. for the year ended December 31, 2023.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, China

April 19, 2024

BEIJING OFFICE • Unit 2419-2422 • Kerry Center South Tower • 1 Guang Hua Road • Chaoyang District, Beijing • 100020

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com